Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Pei-Fen (Patricia) Chou his or her true and lawful attorney or attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, to sign on his or her behalf a Registration Statement on Form S-8 pursuant to the Securities Act of 1933 with respect to the Ordinary Shares par value $0.000001 per share of Actions Semiconductor Co., Ltd., a Cayman Islands corporation, and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing they deem necessary, advisable or appropriate in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or her substitute may lawfully do or cause to be done by virtue hereof. This power may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of July, 2008.

Signature	Title

/s/ Nan-Horng Yeh	Chief Executive Officer and Director
Nan-Horng Yeh*

/s/ Hsiang-Wei (David) Lee	Director, Chairman
Hsiang-Wei (David) Lee*

/s/ Pei-Fen (Patricia) Chou	Chief Financial Officer
Pei-Fen (Patricia) Chou*

/s/ Tzu-Yin Chiu	Director
Tzu-Yin Chiu*

/s/ Chin Hsin (Fred) Chen	Director
Chin Hsin (Fred) Chen*

/s/ Yu-Shin (Casper) Lin	Director
Yu-Shin (Casper) Lin*

/s/ Shao Chuan (shawn) Li	Director
Shao Chuan (Shawn) Li*

/s/ Paul Hsiao	Director
Paul Hsiao*